EXHIBIT D

                         THE BEARD COMPANY

                 DEFERRED STOCK COMPENSATION PLAN


                             ARTICLE I

                    PURPOSE AND EFFECTIVE DATE

          1.1 PURPOSE. The Beard Company Deferred Stock Compensation Plan, as amended, (the "Plan") is intended to advance the interests of the Company and its shareholders by providing a means to attract and retain highly-qualified persons to serve as Officers and Directors and to promote ownership by Officers and Directors of a greater proprietary interest in the Company, thereby aligning such interests more closely with the interests of shareholders of the Company.

          1.2 EFFECTIVE DATE. This Plan first became effective November 1, 1995 and was approved by the shareholders of the Company by the affirmative vote of a majority of shares of the Company present, or represented, and entitled to vote on the subject matter, at the 1996 Annual Meeting of Shareholders of the Company. The Plan, as amended, shall become effective upon approval of the shareholders of the Company by the affirmative vote of a majority of the shares of the Company present, or represented, and entitled to vote on the subject matter, at the 1997 Annual Meeting of Shareholders of the Company.

                            ARTICLE II

                            DEFINITIONS

          The following terms shall be defined as set forth below:

          2.1   "Board" means the Board of Directors of the Company.

          2.2 "Compensation" means all or part of the cash remuneration payable to an Officer in his or her capacity as an Officer.

          2.3   "Committee" means the Compensation Committee of the Board.

          2.4 "Company" means The Beard Company, an Oklahoma corporation, or any successor thereto.

          2.5 "Deferral Date" means the date Fees or Compensation would otherwise have been paid to the Participant.

          2.6 "Director" means any individual who is a member of the Board.

          2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

          2.8 "Fair Market Value" means the "Market Price" as defined in the Certificate of Designations for the Company's outstanding Series A Convertible Preferred Stock, but in no event shall Fair Market Value be less than an amount below which would cause an adjustment to the number of shares of the Company's common stock to be issued upon conversion of the Series A Convertible Preferred Stock.

          2.9 "Fees" means all or part of any retainer and/or fees payable to a Director in his or her capacity as a Director.

          2.10  "Officer" means any person so designated by the Board.

          2.11 "Participant" means a Director or Officer who defers Fees or Compensation under Article VI of this Plan.

          2.12 "Reconciliation Events" means certain events which cause the amount of Fees or Compensation actually paid during a period to differ from the amount of Fees credited pursuant to Section 6.4, including, but not limited to, the following: an increase or decrease in Fees paid, additional meetings held, missed attendance at certain meetings, newly elected directors and Terminations of Service.

          2.13 "Secretary" means the Corporate Secretary or any Assistant Corporate Secretary of The Beard Company.

          2.14 "Shares" means shares of the common stock of The Beard Company, par value $.001 per share, or of any successor corporation or other legal entity adopting this Plan.

          2.15 "Stock Units" means the credits to a Participant's Stock Unit Account under Article VI of this Plan, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

          2.16  "Stock   Unit   Account"  means  the  bookkeeping   account
established by the Company pursuant to Section 6.4.

          2.17 "Termination Date" means the date the Plan terminates pursuant to Section 12.8.

          2.18 "Termination of Service" means termination of service as a Director or Officer in any of the following circumstances:

                (a)  Where the Participant voluntarily resigns or retires;

                (b) Where a Director is not re-elected (or elected in the case of an appointed Director) to the Board by the shareholders, or an Officer is not re-elected as an Officer by the Board; or

                (c)  Where the Participant dies.

                            ARTICLE III

                  SHARES AVAILABLE UNDER THE PLAN

          Subject to adjustment as provided in Article X, the maximum number of Shares that may be distributed in settlement of Stock Unit Accounts under this Plan shall not exceed 100,000. Such Shares may include authorized but unissued Shares or treasury Shares.

                            ARTICLE IV

                          ADMINISTRATION

          4.1 This Plan shall be administered by the Board's Compensation Committee, or such other committee or individual as may be designated by the Board. Notwithstanding the foregoing, no Director who is a Participant under this Plan shall participate in any determination relating solely or primarily to his or her own Shares, Stock Units or Stock Unit Account.

          4.2 It shall be the duty of the Committee to administer this Plan in accordance with its provisions and to make such recommendations of amendments or otherwise as it deems necessary or appropriate.

          4.3 The Committee shall have the authority to make all determinations it deems necessary or advisable for administering this Plan, subject to the limitations in Section 4.1 and other explicit provisions of this Plan.

                             ARTICLE V

                            ELIGIBILITY

          Each Director and Officer of the Company shall be eligible to defer Fees and Compensation under Article VI of this Plan.

                            ARTICLE VI

            DEFERRAL ELECTIONS IN LIEU OF CASH PAYMENTS

          6.1 GENERAL RULE. Each Director or Officer may, in lieu of receipt of Fees or Compensation, defer such Fees or Compensation in accordance with this Article VI.

          6.2 TIMING OF ELECTION. Each eligible Director or Officer who wishes to defer Fees or Compensation under this Plan must make an irrevocable written election at least six (6) months prior to the beginning of the date on which the Fees or Compensation would otherwise be paid; provided, however, that with respect to (a) any election made by a newly-elected or appointed Director or Officer ("New Participant Elections") and
(b) elections made prior to shareholder approval for the Plan as provided in Section 1.2 hereof ("Initial Elections"), the following special rules shall apply: (i) with respect to any New Participant Elections, the Company shall hold such deferred Fees or Compensation (without interest) and credit them pursuant to Section 6.4 on or as of the date which follows by six months such deferral election and (ii) with respect to any Initial Elections, such elections shall be effective for any Fees or Compensation paid on the date the election was made and the Company shall hold such deferred Fees or Compensation (without interest) and credit them pursuant to Section 6.4 on or as of the date on which the shareholders of the Company approve the Plan in accordance with Section 1.2; provided, however, the Fair Market Value used to determine the number of Stock Units to be credited shall be the Fair Market Value as of the date the election was made. An election by a Director or an Officer shall be deemed to be continuing and therefore applicable to Fees or Compensation to be paid in periods unless the Director or Officer revokes or changes such election by filing a new election form to be effective at least six (6) months after such election.

          6.3 FORM OF ELECTION. An election shall be made in a manner satisfactory to the Secretary. Generally, an election shall be made by completing and filing the specified election form with the Secretary of the Company within the period described in Section 6.2. At minimum, the form shall require the Director or Officer to specify the following:

                (a) a percentage (for Directors in 25% increments, and for Officers not less than 10% and in 5% increments thereafter), not to exceed an aggregate of 100% of the Fees or Compensation to be deferred under this Plan; and

                (b)  the  manner  of  settlement in accordance with Section
7.2.

          6.4 ESTABLISHMENT OF STOCK UNIT ACCOUNT. The Company will establish a Stock Unit Account for each Participant. All Fees or Compensation deferred pursuant to this Article VI shall be credited to the Participant's Stock Unit Account as of the Deferral Date and converted to Stock Units as follows: The number of Stock Units shall equal the deferred Fees or Compensation divided by the Fair Market Value of a Share on the Deferral Date, with fractional units calculated to three (3) decimal places.

          6.5 CREDIT OF DIVIDEND EQUIVALENTS. As of each dividend payment date with respect to Shares, each Participant shall have credited to his or her Stock Unit Account an additional number of Stock Units equal to: the per-share cash dividend payable with respect to a Share on such dividend payment date multiplied by the number of Stock Units held in the Stock Unit Account as of the close of business on the record date for such dividend divided by the Fair Market Value of a Share on such dividend payment date. If dividends are paid on Shares in a form other than cash, then such dividends shall be notionally converted to cash, if their value is readily determinable, and credited in a manner consistent with the foregoing and, if their value is not readily determinable, shall be credited "in kind" to the Participant's Stock Unit Account.

          6.6 RECONCILIATIONS. The Company shall record all Reconciliation Events and, as soon as reasonably practicable after the end of each calendar quarter or after a Termination of Service, make appropriate adjustments to each Participant's Stock Unit Account to reflect such Reconciliation Events; provided, however, the Fair Market Value used to determine such adjustments shall be the same Fair Market Value used to determine the number of Stock Units credited to such Participant's Stock Unit Account.

                            ARTICLE VII

                     SETTLEMENT OF STOCK UNITS

          7.1 SETTLEMENT OF ACCOUNT. The Company will settle a Participant's Stock Unit Account in the manner described in Section 7.2 as soon as administratively feasible following the earlier of (i) notification of such Participant's Termination of Service or (ii) the Termination Date.

          7.2 PAYMENT OPTIONS. An election filed under Article VI shall specify whether the Participant's Stock Unit Account is to be settled by delivering to the Participant (or his or her beneficiary) the number of Shares equal to the number of whole Stock Units then credited to the Participant's Stock Unit Accounts, in (a) a lump sum, or (b) substantially equal annual installments over a period not to exceed ten (10) years. If, upon lump sum distribution or final distribution of an installment, less than one whole Stock Unit is credited to a Participant's Stock Unit Account, cash will be paid in lieu of fractional shares on the date of such distribution.

          7.3 CONTINUATION OF DIVIDEND EQUIVALENTS. If payment of Stock Units is deferred and paid in installments, the Participant's Stock Unit Account shall continue to be credited with dividend equivalents as provided in Section 6.5.

          7.4 IN KIND DIVIDENDS. If any "in kind" dividends were credited to the Participant's Stock Unit Account under Section 6.5, such dividends shall be payable to the Participant in full on the date of the first distribution of Shares under Section 7.2.

                           ARTICLE VIII

                          UNFUNDED STATUS

          The interest of each Participant in any Fees or Compensation deferred under this Plan (and any Stock Units or Stock Unit Account relating thereto) shall be that of a general creditor of the Company. Stock Unit Accounts, and Stock Units (and, if any, "in kind" dividends) credited thereto, shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.

                            ARTICLE IX

                    DESIGNATION OF BENEFICIARY

          Each Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive the Shares described in
Section 7.2 in the event of such Participant's death. The Company may rely upon the beneficiary designation last filed with the Committee, provided that such form was executed by the Participant or his or her legal representative and filed with the Committee prior to the Participant's death.

                             ARTICLE X

                       ADJUSTMENT PROVISIONS

          In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, or similar corporate transaction or event affects Shares such that an adjustment is determined by the Board or Committee to be appropriate to prevent dilution or enlargement of Participants' rights under this Plan, then the Board or Committee will, in a manner that is proportionate to the change to the Shares and is otherwise equitable, adjust the number or kind of Shares to be delivered upon settlement of Stock Unit Accounts under Article VII.

                            ARTICLE XI

                    COMPLIANCE WITH RULE 16B-3

          Subject to Section 6.2, it is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act in connection with the deferral of Fees and Compensation. Thus, other provisions of this Plan notwithstanding, if any deferral of Fees or Compensation would occur less than six (6) months after the Participant filed an irrevocable election which would result in such deferral and at a time that the Company's employee benefit plans are being operated in conformity with Rule 16b-3 as adopted and in effect, such deferral election may be modified in a manner consistent with the special rule described in Section 6.2 or in any other manner consistent with Rule 16b-3 as then applicable to any transaction by a Participant subject to
Section 16 of the Exchange Act, or would cause any Participant or Director to no longer be deemed a "disinterested person" within the meaning of Rule 16b-3, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such Participant or Director.

                            ARTICLE XII

                        GENERAL PROVISIONS

          12.1  NO RIGHT TO CONTINUE AS AN OFFICER  OR  DIRECTOR.   Nothing
contained in this Plan will confer upon any Participant any right to continue to serve as an Officer or Director.

          12.2 NO SHAREHOLDER RIGHTS CONFERRED. Nothing contained in this Plan will confer upon any Participant any rights of a shareholder of the Company unless and until Shares are in fact issued or transferred to such Participant in accordance with Article VII.

          12.3 CHANGE TO THE PLAN. The Board may amend, alter, suspend, discontinue, extend, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company's shareholders at the next annual meeting of shareholders having a record date after the date such action was taken if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board determines in its discretion to seek such shareholder approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any Stock Units credited to his or her Stock Unit Account; and provided, however, that any "plan provision" referred to in Rule 16b-3(c)(2)(ii)(B) under the Exchange Act, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or the Exchange Act or the rules thereunder.

          12.4 CONSIDERATION; AGREEMENTS. The consideration for Shares issued or delivered in lieu of payment of Fees or Compensation will be the service of the Officer or Director during the period to which the Fees or Compensation paid in the form of Shares related.

          12.5 COMPLIANCE WITH LAWS AND OBLIGATIONS. The Company will not be obligated to issue or deliver Shares in connection with this Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, or contractual obligations of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

          12.6 LIMITATIONS ON TRANSFERABILITY. Stock Units and any other right under the Plan that may constitute a "derivative security" as generally defined in Rule 16a-1(c) under the Exchange Act will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant's death); provided, however, that such rights may be transferred to one or more trusts or other beneficiaries during the lifetime of the Participant in connection with the Participant's estate planning, but only if and to the extent then permitted under Rule 16b-3 and consistent with the registration of the offer and sale of Shares on Form S-8 or a successor registration form of the Securities and Exchange
Commission. Stock Units and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors.

          12.7 GOVERNING LAW. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the State of Oklahoma, without giving effect to principles of conflicts of laws, and applicable federal law.

          12.8 PLAN TERMINATION. Unless earlier terminated by action of the Board or Executive Committee of the Board, the Plan will remain in effect until the earlier of (i) such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan or (ii) June 30, 2006.